                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT dated as of April 14, 1999 (this "AMENDMENT") is to the Third Amended and Restated Credit Agreement (the "CREDIT AGREEMENT") dated as of June 5, 1998 among U.S. AGGREGATES, INC., a Delaware corporation (the "COMPANY"), various financial institutions (the "LENDERS") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Lenders (the "AGENT"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below):

         1.1 (a) The definition of "Capital Expenditures" in Section 1.1 of the Agreement shall be amended and restated to read in its entirety as follows:

                  CAPITAL EXPENDITURES means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding (a) Investments in preferred stock issued by Dekalb Stone (to the extent such payments or investments constitute capital expenditures), (b) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) Acquisition Capital Expenditures to the extent that Acquisition Capital Expenditures during the Fiscal Year or Computation Period in question do not exceed $7,500,000 and (d) Capital Expenditures incurred in the second, third and fourth Fiscal Quarters of 1999 in connection with certain 1999 capital expansion projects to the extent that such Capital Expenditures do not exceed $21,000,000.

         (b) The definitions of "Harris Note" and "Harris Note Documents" in
Section 1.1 of the Credit Agreement shall be amended and restated to read in their entireties as follows:

                  HARRIS NOTE means the $17,500,000 Unsecured Note dated April 15, 1999 of the Company payable to Harris Trust and Savings Bank.

                  HARRIS NOTE DOCUMENTS means the Harris Note, the Guaranty of Golder, Thoma, Cressey, Rauner Fund IV, L.P. ("GTCR IV") of the Harris Note dated April 14, 1999 and the letter agreement dated April 14, 1999 among GTCR IV, Harris Trust and Savings Bank, the Agent, The Prudential Life Insurance Company of America and the Company.

         1.2 Section 3.1(c) of the Credit Agreement shall be amended by replacing the table in such Section with the following:

                                                                Amount of
                  Period                                  Term B Loans Payable
                  ------                                  --------------------
             6/30/99-12/31/05                                        $150,000
                  3/31/06                                         $55,950,000.

         1.3 Section 10.13 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  10.13 RENTAL OBLIGATIONS. Not, and not permit any Subsidiary to, enter into any arrangement (other than Capital Leases) which involves the leasing by the Company or such Subsidiary from any lessor of any personal property (or any interest therein), except (a) rentals of items of equipment for not more than 90 days for use on one or more specific jobs in the ordinary course of business and (b) arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of any aggregate amount of rentals by the Company and its Subsidiaries in any Fiscal Year in excess of 4% of Net Revenues for such Fiscal Year, tested as of the end of such Fiscal Year; PROVIDED, HOWEVER, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments and other similar charges.

         1.4 Section 10.25 of the Credit Agreement shall be amended by deleting the words "not later than 180 days after the Effective Date" where they appear in such Section and inserting in lieu thereof the words "not later than July 1, 1999".

         1.5 The Revolving Commitments of the Lenders on the Amendment Effective Date shall be as set forth on Schedule I hereto (subject to adjustment as set forth in the definition of "Revolving Commitment").

         SECTION 2 WAIVER OF DEFAULT. Effective on (and subject to the occurrence of) the Amendment Effective Date, the Required Lenders hereby waive the Event of Default created by the Company's noncompliance with Section 10.25 of the Credit Agreement prior to the date hereof.

         SECTION 3 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Lenders that (a) the representations and warranties made in Section 9 (excluding Sections 9.6 and 9.8) of the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same effect as if made on and as of the Amendment Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "AMENDED CREDIT AGREEMENT") (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any Governmental Authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any Guarantor or any of their respective Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any Guarantor or any of their respective Subsidiaries; and (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 4 EFFECTIVENESS. The amendments set forth in SECTION 1 above and the waiver set forth in SECTION 2 above shall become effective on such date (the "AMENDMENT EFFECTIVE DATE") when the Agent shall have received (a) a counterpart of this Amendment executed by the Company, the Required Lenders and each Revolving Lender that has agreed to increase its Revolving Commitment on the Amendment Effective Date (each, an "INCREASING LENDER") (or, in the case of any party other than the Company from which the Agent have not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party), (b) for the account of each Increasing Lender, pro rata in accordance with the amount of the increase in the Revolving Commitment of such Increasing Lender effected hereby, an upfront fee in the amount set forth in a separate letter between such Increasing Lender, the Agent and the Company,
(c) for the account of BofA, a fee in the amount set forth in a separate letter between BofA and the Company, (d) for each of the undersigned Lenders who have executed and delivered a counterpart of this Amendment to counsel to the Agent by 5:00 p.m. on April 14, 1999, an amendment fee in an amount equal to 0.125% of the sum of such Lender's Revolving Commitment (before giving effect hereto) plus the outstanding Term Loans of such Lender, (e) evidence satisfactory to it that
(1) clause (i) of the definition of "Senior Debt" in Section 12E of the Note and Warrant Purchase Agreement shall have been amended and restated in its entirety to read "One Hundred Ninety-Five Million Dollars ($195,000,000)" and such definition shall not be otherwise amended or modified, (2) Section 8D of the Note and Warrant Purchase Agreement shall have been amended in a manner satisfactory to the Agent and (3) the definition of "Consolidated Capital Expenditures" in Section 13B of the Note and Warrant Purchase Agreement shall have been amended in a manner satisfactory to the Agent and (f) each of the following documents, each in form and substance satisfactory to the Agent:

         4.1 REAFFIRMATIONS. Counterparts of the Reaffirmations of Loan Documents, substantially in the forms of EXHIBIT A-1 and A-2, executed by the Company, each Guarantor and each Pledgor.

         4.2 RESOLUTIONS. Certified copies of resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Amendment, the Amended Credit Agreement and each other Loan Document contemplated by this Amendment to which the Company is a party.

         4.3 INCUMBENCY AND SIGNATURE CERTIFICATES. A certificate of the Secretary or an Assistant Secretary of the Company, certifying the names of the officer or officers of the Company authorized to sign this Amendment and the other Loan Documents contemplated hereby to which the Company is a party, together with a sample of the true signature of each such officer.

         4.4 OPINION. An opinion, addressed to the Agent and the Lenders, of Kirkland & Ellis, counsel to the Company and its Subsidiaries, substantially in the form of EXHIBIT B.

         4.5 OTHER DOCUMENTS. Such other documents as the Agent or any Lender may reasonably request.

         SECTION 5  MISCELLANEOUS.

         5.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement. The waiver contained in SECTION 2 hereof is limited strictly to its terms and shall not apply to non-compliance with any other term of the Credit Agreement or the Amended Credit Agreement.

         5.2 COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         5.3 EXPENSES. The Company agrees to pay the reasonable costs and expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel) in connection with the preparation, execution and delivery of this Amendment.

         5.4 GOVERNING LAW. This Amendment shall be a contract made under and governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed within the State of Illinois.

         5.5 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

         5.6 FEES. The fees referred to in SECTIONS 4(b) and (c) hereof are not subject to Section 7.5 of the Credit Agreement.

         5.7 ADJUSTMENTS TO REVOLVING LOAN PERCENTAGES. On the Amendment Effective Date, the Agent shall notify the Revolving Lenders and the Company, on or before 1:00 p.m. (Chicago time), by facsimile of the occurrence of the Amendment Effective Date. Each Increasing Lender shall, before 2:00 p.m. (Chicago time) on the Amendment Effective Date, make available to the Agent in immediately available funds an amount equal to the excess of (1) such Increasing Lender's Revolving Loan Percentage (as in effect immediately following the effectiveness of this Amendment) of the Revolving Loans then outstanding over
(2) such Increasing Lender's Revolving Loan Percentage (as in effect immediately prior to the effectiveness of this Amendment) of the Revolving Loans then outstanding. After the Agent's receipt of such funds from each such Increasing Lender, the Agent will promptly thereafter cause to be distributed like funds to each Revolving Lender that is not an Increasing Lender in an amount to such Revolving Lender such that the aggregate amount owing to each Revolving Lender after giving effect to such distribution equals such Lender's Revolving Loan Percentage (as in effect immediately following the effectiveness of this Amendment) of the Revolving Loans then outstanding. If the Amendment Effective Date shall occur on a date that is not the last day of the Interest Period for all Revolving Loans then outstanding that are Eurodollar Loans, (x) the Company shall pay any amounts owing pursuant to SECTION 8.4 of the Credit Agreement to any Revolving Lender whose proportionate share of any outstanding Revolving Loan that is a Eurodollar Loan is decreased as a result of the distributions to Revolving Lenders under this Section and (y) for each outstanding Revolving Loan that is a Eurodollar Loan the respective Revolving Loans made by the Increasing Lenders pursuant to this Section shall be deemed to be funded at the applicable Eurodollar Rate (Reserve Adjusted) for such Loan.

         5.8 MORTGAGE AMENDMENTS. Within 60 days after the Amendment Effective Date, the Company shall, or shall cause its applicable Subsidiaries to, deliver to the Agent, with respect to each parcel of real property owned by the Company or any Subsidiary which has previously been mortgaged to the Agent for the benefit of the Lenders pursuant to the Credit Agreement, an amendment to the Mortgage increasing the amount of indebtedness secured thereby such as to include the aggregate amount of Revolving Commitments (after giving effect to the increase to the Revolving Commitments effected hereby) and otherwise satisfactory to the Agent.

         Delivered as of the day and year first above written.

                                     U.S. AGGREGATES, INC.


                                     By: /s/ Michael Stone
                                        --------------------------------
                                     Title:
                                           -----------------------------


                                     BANK OF AMERICA NATIONAL TRUST AND
                                     SAVINGS ASSOCIATION,
                                     as Agent


                                     By: /s/ illegible
                                        --------------------------------
                                     Title: Vice President
                                           -----------------------------


                                     BANK OF AMERICA NATIONAL TRUST AND
                                     SAVINGS ASSOCIATION, as a Lender and as
                                     Issuing Lender


                                     By: /s/ illegible
                                        --------------------------------
                                     Title: Vice President
                                           -----------------------------


                                     BANKBOSTON, N.A., as a Lender


                                     By: /s/ illegible
                                        --------------------------------
                                     Title:
                                           -----------------------------


                                     NATIONAL CITY BANK, as a Lender


                                     By: Brian J. Cullina
                                        --------------------------------
                                     Title: Senior Vice President
                                           -----------------------------

                                     BANK OF SCOTLAND, as a Lender


                                     By: /s/ Annie Chin Tat
                                        --------------------------------
                                     Title: Senior Vice President
                                           -----------------------------


                                     IBJ SCHRODER BANK AND TRUST
                                     COMPANY, as a Lender


                                     By: /s/ Mark H. Minter
                                        --------------------------------
                                     Title: Managing Director
                                           -----------------------------


                                     COMERICA BANK - CALIFORNIA, as a Lender


                                     By: /s/ Scott J. Smith
                                        --------------------------------
                                     Title: Vice President
                                           -----------------------------


                                     ZIONS FIRST NATIONAL BANK, as a Lender



                                     By: /s/ illegible
                                        --------------------------------
                                     Title: Vice President
                                           -----------------------------


                                     UNION BANK OF CALIFORNIA, N.A., as a
                                     Lender


                                     By: /s/ Nancy A. Perkins
                                        --------------------------------
                                     Title: Vice President
                                           -----------------------------

                                CYPRESSTREE INVESTMENT
                                MANAGEMENT COMPANY, INC.
                                as Attorney-in-Fact and on behalf of First
                                Allmerica Financial Life Insurance Company as Portfolio Manager, as a Lender


                                By: /s/ Timothy M. Barns
                                   --------------------------------------
                                Title: Managing Director
                                      -----------------------------------


                                CYPRESSTREE INVESTMENT PARTNERS II,
                                LTD.

                                By: CypressTree Investment Management
                                Company, Inc., as Portfolio Manager


                                By: /s/ Timothy M. Barns
                                   --------------------------------------
                                Title: Managing Director
                                      -----------------------------------


                                ING HIGH INCOME PRINCIPAL
                                PRESERVATION FUND HOLDINGS, LDC, as
                                a Lender

                                By: ING Capital Advisors, Inc., as Investment Advisor


                                By: /s/ Michael J. Campbell
                                   --------------------------------------
                                Title: Senior Vice President & Portfolio
                                       Manager
                                      -----------------------------------


                                PILGRIM PRIME RATE TRUST, as a Lender

                                By: Pilgrim Investments, Inc., as its Investment Manager


                                By: /s/ Michel Prince
                                   --------------------------------------
                                Title: Vice President
                                      -----------------------------------

                                    SENIOR DEBT PORTFOLIO

                                    By: Boston Management and Research, as
                                    Investment Advisor


                                    By: /s/ Scott H. Page
                                       --------------------------------
                                    Title: Vice President
                                          -----------------------------


                                    EATON VANCE INSTITUTIONAL SENIOR
                                    LOAN FUND

                                    By: Eaton Vance Management, as Investment
                                    Advisor


                                    By: /s/ Scott H. Page
                                       --------------------------------
                                    Title: Vice President
                                          -----------------------------

                                    KZH-CYPRESSTREE - 1 LLC


                                    By: /s/ Virginia Conway
                                       --------------------------------
                                    Title: Authorized Agent
                                          -----------------------------


                                    KZH-HIGHLAND - 2 LLC


                                    By: /s/ Virginia Conway
                                       --------------------------------
                                    Title: Authorized Agent
                                          -----------------------------

                                    ARCHIMEDES FUNDING II, LLC

                                    By: ING Capital Advisors, LLC, as Collateral
                                    Manager


                                    By: /s/ Michael J. Campbell
                                       --------------------------------
                                    Title: Senior Vice President Portfolio
                                           Manager
                                          -----------------------------

                                 SCHEDULE I

                      Revolving
Lender                Commitment             Revolving Percentage
------                ----------             --------------------
Bank of               $10,655,262.86          17.75877143%
America NT
& SA

Union Bank            $ 9,000,000.00          15.00%
of California

IBJ Whitehall         $ 7,894,736.84           13.15789474%
Bank and
Trust
Company

Bank of               $ 7,894,736.84           13.15789474%
Scotland

National City         $ 6,660,526.63           11.10087772%
Bank

Comerica              $ 6,000,000.00           10.00%
Bank -
California

Zions First           $ 6,000,000.00           10.00%
National Bank

BankBoston,           $ 5,894,736.84            9.82456140%
N.A.

TOTAL                 $60,000,000            100.00%


                                   EXHIBIT A-1

                            FORM OF REAFFIRMATION OF
                                 LOAN DOCUMENTS


                                 April 14, 1999


Bank of America National Trust
   and Savings Association, as Agent
and the other parties
to the Third Amended and
Restated Credit Agreement
referred to below
1455 Market Street
San Francisco, California  94103
Attn:  Agency Management Services #5596

                     RE: REAFFIRMATION OF LOAN DOCUMENTS --
                            COMPANY AND SUBSIDIARIES

Ladies and Gentlemen:

         Please refer to:

         1. The Amended and Restated Security Agreement dated as of June 5, 1998 (the "SECURITY AGREEMENT") among U.S. Aggregates, Inc. (the "COMPANY"), Western Aggregates Holding Corporation, a Delaware corporation, Jensen Construction and Development, INC., a Nevada corporation, Sandia Construction, Inc., a Nevada corporation, Cox Rock Products Inc., a Utah corporation, Cox Transport Corporation, a Utah corporation, SRM Holdings Corp., a Delaware Corporation, Southern Ready Mix, Inc., an Alabama corporation, A-Block Company, Inc., an Arizona corporation, A-Block Company, Inc., a California corporation, Mohave Concrete and Materials, Inc., an Arizona corporation, Mohave Concrete and Materials, Inc., a Nevada corporation, Mulberry Rock Corporation, a Georgia corporation, Valley Asphalt, Inc., a Utah Corporation, Southern Nevada Aggregates, Inc., a Nevada corporation, BHY Ready Mix, Inc., a Tennessee corporation, Falcon Ridge Construction, Inc., a Utah corporation, Geodyne Transport, Inc., a Utah corporation, Western Rock Products Corp., a Utah corporation, Tri-state Testing Laboratories, Inc., a Utah Corporation, Dekalb Stone, Inc., a Georgia corporation, Beck Paving, Inc., a Utah corporation, Bradley Stone & Sand, Inc., a Tennessee corporation, Big Horn Redi

                  Mix, Inc., a Wyoming corporation, Treasure Valley Concrete, Inc., an Idaho corporation, Monroc, Inc., a Delaware corporation, Western Aggregates, Inc., a ________ corporation, and Bank of America National Trust and Savings Association in its capacity as Agent (in such capacity, the "AGENT");

         2. The Amended and Restated Guaranty dated as of June 5, 1998 (the "GUARANTY") executed in favor of the Agent and various other parties by Western Aggregates Holding Corporation, Jensen Construction and Development, Inc., Sandia Construction, Inc., Cox Rock Products Inc., Cox Transport Corporation, SRM Holdings Corp., Southern Ready Mix, Inc., A-Block Company, Inc., A-Block Company, Inc., Mohave Concrete and Materials, Inc., Mohave Concrete and Materials, Inc., Mulberry Rock Corporation, Valley Asphalt, Inc., Southern Nevada Aggregates, Inc., BHY Ready Mix, Inc., Falcon Ridge Construction, Inc., Geodyne Transport, Inc., Western Rock Products Corp., Tri-state Testing Laboratories, Inc., Dekalb Stone, Inc., Beck Paving, Inc., Bradley Stone & Sand, Inc., Big Horn Redi Mix, Inc., Treasure Valley Concrete, Inc., and Monroc, Inc.;

         3.       The following Pledge Agreements:

                  (a) the Amended and Restated Company Pledge Agreement dated as of June 5, 1998 between the Company and the Agent, and

                  (b) the Amended and Restated Subsidiary Pledge Agreement dated as of June 5, 1998 between Western Aggregates Holding Corp., Western Rock Products Corp., SRM Holdings Corp., Southern Ready Mix, Inc., Monroc, Inc., and the Agent,

                  (all of the foregoing Pledge Agreements, in each case as heretofore amended, being collectively referred to herein as the "PLEDGE AGREEMENTS").

         4. The Aircraft Security Agreement dated as of July 19, 1996 between Treasure Valley Concrete, Inc. and the Agent (the "AIRCRAFT SECURITY AGREEMENT").

         5. The Patent Security Agreement made as of March 30, 1995 by Cox Rock Products Inc. in favor of the Agent (the "PATENT SECURITY AGREEMENT").

         The Security Agreement, the Guaranty, the Pledge Agreements, the Aircraft Security Agreement and the Patent Security Agreement, in each case as heretofore amended, are collectively referred to herein as the "LOAN DOCUMENTS". Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement referred to below.

         Each of the undersigned acknowledges that the Company, the Banks and the Agent have executed the First Amendment (the "AMENDMENT") to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

         Each of the undersigned hereby confirms that each Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in such Loan Document to the "Credit Agreement" shall be references to the Credit Agreement as amended by the Amendment.

         The letter agreement may be signed in counterparts and by the various parties as herein on separate counterparts. This letter agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

                                          U.S. AGGREGATES, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          SRM HOLDINGS CORP.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          WESTERN AGGREGATES HOLDING CORP.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          WESTERN ROCK PRODUCTS CORP.

                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          JENSEN CONSTRUCTION & DEVELOPMENT,
                                          INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          SANDIA CONSTRUCTION, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          SOUTHERN NEVADA AGGREGATES, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          TRI-STATE TESTING LABORATORIES, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------

                                          MOHAVE CONCRETE AND MATERIALS, INC.,
                                          a Nevada corporation


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          MOHAVE CONCRETE AND MATERIALS, INC.,
                                          an Arizona corporation


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          A-BLOCK COMPANY, INC.,
                                          an Arizona corporation


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          A-BLOCK COMPANY, INC.,
                                          a California corporation


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          COX ROCK PRODUCTS, INC.



                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------

                                          COX TRANSPORT CORPORATION


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          VALLEY ASPHALT, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          GEODYNE TRANSPORT, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          FALCON RIDGE CONSTRUCTION, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          BECK PAVING, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------

                                          SOUTHERN READY MIX, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          DEKALB STONE, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          MULBERRY ROCK CORPORATION


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          BHY READY MIX, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          BRADLEY STONE & SAND, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------

                                          BIG HORN REDI MIX, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          TREASURE VALLEY CONCRETE, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          MONROC, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


                                          WESTERN AGGREGATES, INC.


                                          By:
                                             -------------------------------
                                          Title:
                                                ----------------------------


ACKNOWLEDGED AND AGREED
as of the date first written above

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION, as Agent


By:
   --------------------------------
Title:
      -----------------------------

                                   EXHIBIT A-2

                                     FORM OF
                 REAFFIRMATION OF SHAREHOLDER PLEDGE AGREEMENTS



                                 April 14, 1999


Bank of America National Trust
   and Savings Association, as Agent
and the other parties
to the Third Amended and
Restated Credit Agreement
referred to below
1455 Market Street
San Francisco, California  94103
Attn:  Agency Management Services #5596

               RE: REAFFIRMATION OF SHAREHOLDER PLEDGE AGREEMENTS

Ladies and Gentlemen:

         Please refer to the Amended and Restated Shareholder Pledge Agreement (the "PLEDGE AGREEMENT") dated as of June 5, 1998 among Clifford S. Reed, Wayne Smith, Gilman Fife, Darrell G. Whitney, Duane C. Bauer, Bart Smith, Ronnie J. Cox, Larry W. Cox, Dennis Cox, Lee J. Cox, Reid M. Cox, Michael Cox, Cecil F. Greene, Rowan D. Smith, Richard P. Summerville, Garland
C. Braswell, Edward E. Buckley, Brian Stocks, Lonnie Larsen, Ron Chandler, Mickey Cox, Barry Fullmer, Ted Reynolds and the Agent

         Capitalized terms not otherwise defined herein will have the meanings given in the Third Amended and Restated Credit Agreement referred to below.

         Each of the undersigned acknowledges that the Company, the Banks and the Agent have executed the First Amendment (the "AMENDMENT") to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT").

         Each of the undersigned hereby confirms that the Pledge Agreement to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in such Pledge Agreement to the

"Credit Agreement" shall be references to the Credit Agreement as amended by the Amendment.

         The letter agreement may be signed in counterparts and by the various parties as herein on separate counterparts. This letter agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.


                                       --------------------------------------
                                                  Clifford S. Reed


                                       --------------------------------------
                                                  Wayne Smith


                                       --------------------------------------
                                                  Gilman Fife


                                       --------------------------------------
                                                  Darrell G. Whitney


                                       --------------------------------------
                                                  Duane C. Bauer


                                       --------------------------------------
                                                  Bart Smith


                                       --------------------------------------
                                                  Ronnie J. Cox


                                       --------------------------------------
                                                  Larry W. Cox


                                       --------------------------------------
                                                  Dennis Cox

                                       --------------------------------------
                                                  Lee J. Cox


                                       --------------------------------------
                                                  Reid M. Cox


                                       --------------------------------------
                                                  Michael Cox


                                       --------------------------------------
                                                  Cecil F. Greene


                                       --------------------------------------
                                                  Rowan D. Smith


                                       --------------------------------------
                                                  Richard P. Summerville


                                       --------------------------------------
                                                  Garland C. Braswell


                                       --------------------------------------
                                                  Edward E. Buckley


                                       --------------------------------------
                                                  Brian Stocks


                                       --------------------------------------
                                                  Lonnie Larsen


                                       --------------------------------------
                                                  Ron Chandler

                                       --------------------------------------
                                                  Mickey Cox


                                       --------------------------------------
                                                  Barry Fullmer


                                       --------------------------------------
                                                  Ted Reynolds

ACKNOWLEDGED AND AGREED
as of the date first written above

BANK OF AMERICA NATIONAL TRUST
   AND SAVINGS ASSOCIATION, as Agent


By:
   --------------------------------
Title:
      -----------------------------